Exhibit 10.53

FORM OF TIME SHARING AGREEMENT

This TIME SHARING AGREEMENT (this “Agreement”) is made and entered into as of the      day of                     , 2011 between Motorola Mobility, Inc., hereinafter referred to as the “Operator”, and Sanjay K. Jha, hereinafter referred to as “User”.

RECITALS

The parties recite and declare that:

The Operator is the lessee of each of the aircraft described on Exhibit A attached hereto (each such aircraft is referred to herein as an “Aircraft”), under those certain Non-Exclusive Dry Leases (the “Head Leases”) entered into on December 9, 2010 by and between Operator and (i) Motorola Mobility Aviation Holdings N550M, LLC, and (ii) Motorola Mobility Aviation Holdings N158M, LLC (“each an “Owner” and together the “Owners”).

User desires to use the Aircraft under such terms and conditions as are mutually satisfactory to the parties for the carriage of User’s officials, employees, and guests pursuant to a time sharing agreement as defined in Section 91.501 (c) (1) of the Federal Aviation Regulations (“FARs”).

The parties hereby agree as follows:

SECTION ONE

Time Share of Aircraft

In consideration of the amounts to be charged as set forth below, provided Aircraft is not otherwise employed on behalf of Operator, Operator agrees to lease the Aircraft Pilots to User from and after the date hereof for the term described in Section Two below. The express intent of the parties hereto is that this Agreement shall constitute a “time sharing agreement” as such term is defined in Section 91.501 (c) (1) of the FARs. The Aircraft shall be operated hereunder pursuant to the terms of Section 91.501 (b) (6) of the FARs for the carriage of company officials, employees, and guests of the User.

Nothing contained herein shall obligate User to any minimum usage of any Aircraft, it being understood that User’s usage shall be on an “as-needed” and “as-available” basis. User acknowledges that each of the Aircraft may be subject to the rights of third parties pursuant to other time sharing agreements, leases, charter agreements, interchange agreements and/or other similar agreements.

User shall make all requests for use of any Aircraft pursuant to this Agreement to Operator. Operator shall advise User of the identity of the person or department representative responsible for receiving such requests. Operator shall be responsible for scheduling the use by User of any Aircraft

Requests for use of the Aircraft by User shall be made to Operator no less than twenty-four (24) hours prior to the requested departure time. Such requests shall indicate the name of User, dates of requested use, the proposed itinerary, the number and identity of the persons who will be passengers on such flight, the identity of any passengers who are guests of the User, any requests related to special services, catering, provisions, ground transportation and/or insurance, and emergency contact information for each passenger which shall not be another passenger on the same flight. All requests for use shall be subject to, among other things, prior conflicting requests for use, Operator’s use of the Aircraft, the availability of the Aircraft and scheduled and unscheduled maintenance, repair and inspections. Operator, in its sole and absolute discretion, shall have the final authority to accept or reject any such request and the right to cancel or rescind any confirmed or unconfirmed request for any reason whatsoever. Operator shall use reasonable efforts to confirm any accepted requests for use and cancellations of any previously confirmed request. Operator shall not be responsible or liable for any delays or cancellations nor shall Operator be responsible for any consequential or punitive damages resulting therefrom.

SECTION TWO

Term

This Agreement shall remain in full force and effect until terminated. Operator shall have the right to terminate this Agreement with immediate effect upon written notice to User. This Agreement shall automatically terminate upon cessation of User’s employment by Motorola Mobility, Inc.

SECTION THREE

Payments

Operator shall be responsible for all costs and expenses of owning, operating and maintaining the Aircraft. User shall compensate Operator for the use of the Aircraft in amounts agreed upon from time to time between the parties, provided, however, in no event shall any amounts be charged by Operator or paid by User hereunder that are not specifically authorized by Section 91.501 (d) of the FARs nor shall the aggregate charges for any flight exceed the amounts specifically authorized by Section 91.501 (d) of the FARs.

Following the completion of each flight of the Aircraft on behalf of User, Operator shall promptly invoice User for the charges determined by the parties and on the record of the Motorola Aviation Department and User shall pay the amount promptly upon presentation of the invoice.

SECTION FOUR

Operator

Operator shall furnish fully qualified and properly certified pilots for the Aircraft, each of whom shall be included in the insurance coverage required to be maintained pursuant hereto. At any time during which a flight is made by or on behalf of User under this Agreement, Operator shall have possession, command, dominion and control of the Aircraft. Operator shall have complete and exclusive responsibility for (i) scheduling, dispatching and flight of the Aircraft on all flights conducted pursuant to this Agreement, (ii) the physical and technical operation of the Aircraft and (iii) the safe performance of all flights. Operator shall have operational control of the Aircraft for all purposes of the FARs. Notwithstanding the foregoing, the pilot-in-command of each flight shall have the final authority with respect to (i) the initiation or termination of any flight, (ii) selection of the routing of any flight, (iii) determination of the load to be carried and (iv) all decisions relating to the safety of any flight.

SECTION FIVE

Insurance

Under the terms of the Head Leases, Owners shall, respectively, maintain or cause to be maintained in full force and effect and at Owners’ own expense, passenger liability, public liability, property damage, baggage and cargo insurance in such form, for such amounts, and for such other coverages, and with such insurers as shall be acceptable to Owners, insuring Owners, Operator, and User as their interests may appear against claims for death of or injury to persons, or loss of or damage to property in connection with the possession, use, or operation of the Aircraft by User. Notwithstanding the foregoing and subject to the limitations of Section 91.501 (d), upon Owners’ or Operator’s request, User shall, reimburse Owners for the cost and expense of any insurance obtained for any specific flight.

SECTION SIX

Risk of Loss

Operator shall be liable for any loss or damage to the Aircraft during the term of this Agreement in connection with the possession, use or operation of the Aircraft by User and, at Operator’s own expense, shall keep the Aircraft insured (at its then current fair market value) together with all its equipment and accessories, at such times against loss or damage from crash, fire, windstorm, collision, or other casualty.

SECTION SEVEN

Restrictions on Use

Use of the Aircraft by User shall be for User’s own account and shall be subject to the use limitations set forth in Section 91.501 (b) (6) of the FARs. User is hereby expressly prohibited from using the Aircraft for the transportation of passengers or cargo for compensation or hire.

User shall only use the Aircraft in accordance with the terms and provisions of each insurance policy providing coverage. User may operate the Aircraft only for the purposes, and within the geographical limits, set forth in the insurance policy or policies obtained in compliance with this Agreement. Furthermore, User shall not use the Aircraft in violation of the FARs or any foreign, Federal, state, territorial or municipal law or regulation.

SECTION EIGHT

Inspection by Operator

User agrees to permit Operator or an authorized agent to inspect the Aircraft at any reasonable time and to furnish any information in respect to the Aircraft and its use that Operator may reasonably request.

Operator shall, at its own expense, at all times during the Term of this Agreement, inspect the Aircraft or cause the Aircraft to be inspected so as to keep the Aircraft currently certified as airworthy and in good and safe order, repair and condition in accordance with the Federal Aviation Administration (“FAA”), Department of Transportation and any other governmental authority, domestic or foreign, having jurisdiction therefor.

SECTION NINE

Maintenance and Repair

User shall have no right to alter, modify, or make additions or improvements to the Aircraft without permission from Operator. Operator shall, at its own expense, at all times during the Term of this Agreement, maintain and inspect the Aircraft or cause the Aircraft to be maintained and keep the Aircraft currently certified as airworthy and in good and safe operating order, repair and condition in accordance with the FAA, Department of Transportation and any other governmental authority, domestic or foreign, having jurisdiction therefor. Operator will maintain the Aircraft or cause the Aircraft to be maintained in accordance with the manufacturer’s operating, inspection and maintenance manuals and all Federal Aviation Regulations, as they are applicable to the Aircraft.

User hereby acknowledges that maintenance, repair and inspection schedules may make the Aircraft unavailable for use hereunder from time to time. Such maintenance, repair and inspection schedules shall have priority over User’s scheduling requests.

SECTION TEN

Title

The registration of, and title to, the Aircraft shall be in the name of the Owners, respectively, as set forth on Exhibit A. Notwithstanding the foregoing, with respect to any Aircraft designated as a “Leased Aircraft” on Exhibit A, registration of, and title to, such Aircraft shall be in the name of Operator’s lessor and Operator shall have a valid leasehold interest therein. The Aircraft, at all times during the terms of this Agreement, or any extension, shall bear United States registration markings.

SECTION ELEVEN

Payment of Taxes

User is responsible for and shall pay for all taxes, licenses, fees and assessments made against or associated with the Aircraft with respect to the possession, use or operation of the Aircraft by or for User, including any sales tax on payments and any Federal excise taxes. Operator is responsible for and shall pay all taxes, assessments and charges imposed by any Federal, state, municipal or other public authority upon or relating to the ownership of the Aircraft during the term of this Agreement.

To the extent that any Federal Excise Taxes are levied or assessed against any use hereunder, User shall be responsible for the payment of such Federal Excise Taxes. Operator shall be responsible for the collection from User, and remission to the proper authority, of such Federal Excise Taxes.

SECTION TWELVE

Assignment

User shall not assign this Agreement or any interest in the Aircraft, or sublet the Aircraft, without the prior written consent of Operator. Notwithstanding the foregoing, User may, without further consent of Operator make the Aircraft available to its officials, employees and guests pursuant and subject to Section 91.501 (b) (6) of the FARs. Subject to the foregoing, this Agreement inures to the benefit of, and is binding on, the heirs, legal representatives, successors and assigns of the parties.

SECTION THIRTEEN

Accident and Claim

User shall immediately notify Operator of each accident involving the Aircraft, which notification shall specify the time, place and nature of the accident or damage, the names and addresses of parties involved, persons injured, witnesses and owners of properties damaged, and such other information as may be known. User shall advise Operator of all correspondence, papers, notices and documents whatsoever received by User in connection with any claim or demand involving or relating to the Aircraft or its operation, and shall aid in any investigation instituted by Operator and in the recovery of damages from third persons liable thereof.

Owner hereby indemnifies and agrees to hold User harmless from and against any and all liabilities, claims, demands, suits, judgments, damages, losses, costs and expenses (including reasonable legal expenses and attorneys’ fees) for or on account of or in any way connected with injury to or death of any persons whomsoever or loss of or damage to property arising out of (i) the use or operation of the Aircraft under this Agreement or in any way connected with this Agreement including but not limited to the Aircraft and related equipment or (ii) the performance or nonperformance by Owner of its responsibilities under this Agreement, unless such loss or damage results from the gross negligence or willful misconduct User.

SECTION FOURTEEN

Return of Aircraft to Operator

Upon the termination of this Agreement and after the termination of any use of the Aircraft by User hereunder, User shall return the Aircraft to Operator in as good operating condition and appearance as when received, ordinary wear and tear excepted. Delivery and redelivery of the Aircraft shall ordinarily be made at the operating base set forth on Exhibit A; provided, however, that the parties may agree on another airport from time to time.

SECTION FIFTEEN

Liens

User shall not assign, sell, transfer, or encumber the Aircraft, any engine, or any part thereof. User will not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Aircraft. User will promptly, at its own expense, take such action as may be necessary to discharge any lien created by, through or under User if the same shall arise at any time.

SECTION SIXTEEN

Default

If User fails to comply with any provision of this Agreement, Operator shall have the right to take possession of the Aircraft wherever it may be located, without demand or notice and without any court order or other process of law and to pursue any other remedy available to Operator at law or in equity. In the event of such default by User, Operator, at Operator’s option, may immediately terminate this Agreement. Notwithstanding any repossessions or other action that Operator may take, User shall be and remain liable for the full performance of all obligations on the part of User to be performed under this Agreement. Operator’s waiver of any default on the part of User shall not constitute a waiver of subsequent defaults.

SECTION SEVENTEEN

Miscellaneous

A. Each party participated equally in the drafting of this Agreement and accordingly no court shall construe this Agreement any more stringently against one party hereto.

B. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois excluding its conflict of law provisions.

C. This Agreement constitutes the entire agreement of the parties hereto regarding the subject matter hereof. This Agreement shall not be modified or amended except by a further written document signed by both parties. No provision hereof may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as a waiver of any other term or provision.

D. In the event any litigation is commenced by a party to this Agreement that is in any way related to or associated with the subject matter of this Agreement, the prevailing party in such litigation shall be awarded their reasonable attorney’s fees and costs through and including any appeals.

E. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Addresses for Notices:

Sanjay K. Jha	Motorola Mobility, Inc.
Motorola Mobility, Inc.	c/o Motorola Flight Department
600 North US Highway 45	Attn: Darrell Herrera
Mail Drop: W4-59P	743 East Sumac Road
Libertyville, IL 60048	Wheeling, IL 60090
Phone: (847) 341-5789

[The remainder of this page has been intentionally left blank. Signature page follows.]

SECTION EIGHTEEN

Truth-in-Leasing

WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE FOLLOWING PROVISION OF THE FARS: CHOOSE ONE:

X	91.409 (f) (3): A current inspection program recommended by the manufacturer.

BY EXECUTION OF THIS AGREEMENT, THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FARS: CHOOSE ONE: X 91.409 (f) (3)

SUBLESSEE ACKNOWLEDGES THAT WHEN IT OPERATES THE AIRCRAFT UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE IN OPERATIONAL CONTROL OF THE AIRCRAFT. BY EXECUTION OF THIS AGREEMENT, EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

THE SUBLESSEE, WHOSE NAME AND ADDRESS ARE SET FORTH BELOW, SHALL BE SOLELY RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT DURING ALL PERIODS THROUGHOUT THE TERM OF THIS AGREEMENT. EACH PARTY HERETO CERTIFIES BELOW THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH ALL APPLICABLE FEDERAL AVIATION REGULATIONS.

SANJAY K. JHA	MOTOROLA MOBILITY, INC.

By:	By:

Print:	Print:

Title:

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

MOTOROLA MOBILITY, INC.	SANJAY K. JHA

By:

Title: